                                                                       EXHIBIT 5

                                  May 11, 2001

Macatawa Bank Corporation
348 South Waverly Road
Holland, Michigan 49423

Ladies and Gentlemen:

   This opinion is rendered in connection with the proposed issue and sale by Macatawa Bank Corporation, a Michigan corporation (the "Company") of up to 1,610,000 shares of the Company's common stock, no par value (the "Common Stock"), upon the terms and conditions set forth in the Company's Registration Statement on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. We have acted as counsel for the Company in connection with the issuance and sale of Common Stock by the Company.

   In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

   Based upon the foregoing, we advise you that, in our opinion, the shares of Common Stock of the Company, in an amount up to 1,610,000 shares to be issued by the Company as described in the Registration Statement in accordance with the terms stated in the Registration Statement, including receipt by the Company of payment for such shares of Common Stock as described in the Registration Statement, at the time the Registration Statement becomes effective, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

VARNUM, RIDDERING, SCHMIDT & HOWLETT llp

/s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT llp